JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) relating to the ordinary shares, nominal value $0.10 per share, of Atlantica Yield plc and further agree that this agreement be included as an exhibit to such Schedule 13D. Each of the undersigned expressly authorizes each other party to file on its behalf any and all amendments to such Schedule 13D. Each of the undersigned agrees that this Joint Filing Agreement may be signed in counterparts.
Dated: April 5, 2014.
[Signature pages follow]

STICHTING SEVILLE

By:	/s/ B. van Dijk
Name: B. van Dijk
Title: Proxyholder B

By:	/s/ Helsloot-van Riemsdijk
Name: C.Helsloot-van Riemsdijk
Title: Proxyholder A

ACIL LUXCO1 S.A.

By:	/s/ J. A. Mees
Name: J. A. Mees
Title: Director

By:	/s/ R. van 't Hoeft
Name: R. van 't Hoeft
Title: Director

ABG ORPHAN HOLDCO S.À R.L

By:	/s/ Jerôme Bellini
Name: Jerôme Bellini
Title: B Manager

By:	/s/ Virginie Deconinck
Name: Virginie Deconinck
Title: A Manager